UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
CARDIOVASCULAR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
          The sole reason for this filing is to make certain corrections to the beneficial ownership table and related footnotes appearing on pages 23 through 25 of the definitive proxy statement, dated January 26, 2010, for the Annual Meeting of Stockholders of Cardiovascular Systems, Inc. (the “Company”) to be held on March 5, 2010.
          The beneficial ownership table appearing in the proxy statement inadvertently omitted certain options exercisable within 60 days for David L. Martin and included an incorrect calculation for the total number of shares and the total percentage of shares outstanding beneficially owned by all directors and executive officers as a group.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth as of January 12, 2010, certain information regarding beneficial ownership of our common stock by:
•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer named in the Summary Compensation Table on page 18 who in this proxy statement are collectively referred to as the “named executive officers;”

•	Each of our directors (including nominees); and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.
          We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 14,832,698 shares of CSI common stock outstanding on January 12, 2010. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Cardiovascular Systems, Inc., 651 Campus Drive, St. Paul, Minnesota 55112.

	Amount and	Percentage of
	Nature of	Shares
	Beneficial	Beneficially
Beneficial Owner	Ownership	Owned

Named Executive Officers and Directors
David L. Martin(1)	825,556	5.3%
Laurence L. Betterley(2)	86,398	*
Scott W. Kraus(3)	106,038	*
Brent G. Blackey(4)	52,292	*
Edward Brown(5)	293,341	2.0%
John H. Friedman(6)	66,229	*
Geoffrey O. Hartzler, M.D.(7)	233,223	1.6%
Roger J. Howe, Ph.D.(8)	163,544	1.1%
Augustine Lawlor(9)	435,905	2.9%
Glen D. Nelson, M.D.(10)	450,003	3.0%
Gary M. Petrucci(11)	575,382	3.8%
All Directors and Executive Officers as a Group (16 individuals)(12)	3,999,224	23.7%
5% Stockholders
Easton Capital Investment Group(13)	1,379,876	9.0%
Maverick Capital, Ltd.(14)	2,183,154	14.0%
Mitsui & Co., Ltd.(15)	776,861	5.1%

*	Less than 1% of the outstanding shares.

(1)	Includes 657,245 shares issuable upon the exercise of options exercisable within 60 days of January 12, 2010, and 113,132 shares of restricted stock that are subject to a risk of forfeiture.

(2)	Includes 7,117 shares issuable upon the exercise of options exercisable within 60 days of January 12, 2010, and 55,606 shares of restricted stock that are subject to a risk of forfeiture.

(3)	Includes 40,241 shares issuable upon the exercise of options and warrants exercisable within 60 days of January 12, 2010, and 33,850 shares of restricted stock that are subject to a risk of forfeiture.

(4)	Includes 35,089 shares issuable upon the exercise of options and warrants exercisable within 60 days of January 12, 2010. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Blackey’s board membership.

(5)	Includes 192,704 shares held by TPG Biotechnology Partners, L.P. and 82,586 shares held by TPG Ventures, L.P. TPG Biotechnology Partners, L.P. and TPG Ventures, L.P. (the “TPG Funds”) are indirectly controlled by Tarrant Capital Advisors, Inc. Mr. Brown is a Managing Director of TPG Ventures, L.P. and disclaims beneficial ownership to the shares held by the TPG Funds. Does not include 9,791 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Brown’s board membership.

(6)	Includes 58,229 shares issuable upon the exercise of options exercisable within 60 days of January 12, 2010 issued to Mr. Friedman that are held for the benefit of entities affiliated with Easton Capital Investment Group. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Friedman’s board membership, issued to Mr. Friedman that are held for the benefit of entities affiliated with Easton Capital Investment Group.

(7)	Includes 116,335 shares issuable upon the exercise of options exercisable within 60 days of January 12, 2010. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Dr. Hartzler’s board membership.

(8)	Includes 163,544 options issuable upon the exercise of options exercisable within 60 days of January 12, 2010. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Dr. Howe’s board membership.

(9)	Includes 361,235 shares held by HealthCare Ventures VI, L.P. and 74,670 shares held by HealthCare Ventures VIII, L.P. Mr. Lawlor is a general partner of HealthCare Partners VI,

L.P., which is the general partner of HealthCare Ventures VI, L.P. Mr. Lawlor is a managing director of HealthCare Partners VIII, LLC, which is the general partner of HealthCare Partners VIII, L.P., which is the general partner of HealthCare Ventures VIII, L.P. Mr. Lawlor disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Does not include 9,791 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Lawlor’s board membership.

(10)	Includes 42,054 shares issuable upon the exercise of options exercisable within 60 days of January 12, 2010. Also includes 246,524 shares and 122,605 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by GDN Holdings, LLC, of which Dr. Nelson is the sole owner. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Dr. Nelson’s board membership.

(11)	Includes 320,346 shares issuable upon the exercise of options and warrants exercisable within 60 days of January 12, 2010. Also includes 32,350 shares held by Applecrest Partners LTD Partnership, of which Mr. Petrucci is the General Partner. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Petrucci’s board membership.

(12)	Includes 2,055,652 shares issuable upon the exercise of options and warrants exercisable within 60 days of January 12, 2010, and 353,151 shares of restricted stock that are subject to a risk of forfeiture.

(13)	Includes 398,679 shares and 316,061 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by Easton Hunt Capital Partners, L.P. and 398,679 shares and 208,228 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by Easton Capital Partners, LP. Investment decisions of Easton Hunt Capital Partners, L.P. are made by EHC GP, LP through its General Partner, EHC, Inc. Mr. Friedman, one of the Company’s directors, is the President and Chief Executive Officer of EHC, Inc. Investment decisions of Easton Capital Partners, LP are made by its General Partner, ECP GP, LLC, through its manager ECP GP, Inc. Mr. Friedman is the President and Chief Executive Officer of EHC, Inc. and ECP GP, Inc. Mr. Friedman shares voting and investment power of the shares owned by Easton Hunt Capital Partners, L.P. and Easton Capital Partners, L.P. Also includes 58,229 shares issuable upon the exercise of options exercisable within 60 days of January 12, 2010, issued to Mr. Friedman that are held for the benefit of entities affiliated with Easton Capital Investment Group. Does not include 11,528 vested restricted stock units that represent the right to receive a cash payment from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Friedman’s board membership, issued to Mr. Friedman that are held for the benefit of entities affiliated with Easton Capital Investment Group. Mr. Friedman disclaims beneficial ownership of securities held by entities affiliated with Easton Capital Investment Group except as to his pecuniary interest therein. The address for the entities affiliated with Easton Capital Investment Group is 767 Third Avenue, 7th Floor, New York, New York, 10017.

(14)	Includes (i) 601,116 shares and 359,018 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by Maverick Fund, L.D.C.; (ii) 242,683 shares and 144,942 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by Maverick Fund USA, Ltd.; and (iii) 523,020 shares and

312,375 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, by Maverick Fund II, Ltd. Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of the shares held by Maverick Fund, L.D.C., Maverick Fund USA, Ltd., and Maverick Fund II, Ltd., and through the investment discretion it exercises over these accounts. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC who possesses sole investment discretion pursuant to Maverick Capital Management, LLC’s regulations. The address for the entities affiliated with Maverick Capital, Ltd. is 300 Crescent Court, 18th Floor, Dallas, Texas 75201.

(15)	Includes (i) 5,176 shares and 2,591 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by Mitsui & Co. Venture Partners, Inc.; (ii) 256,235 shares and 128,312 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by Mitsui & Co. (U.S.A.), Inc.; and (iii) 256,235 shares and 128,312 shares issuable upon the exercise of warrants exercisable within 60 days of January 12, 2010, held by MCVP Holding, Inc. Mitsui & Co. Ltd. is the direct 100% owner of each of Mitsui & Co. (U.S.A.), Inc. and MCVP Holding, Inc., and the indirect majority owner of Mitsui & Co. Venture Partners, Inc. Accordingly, Mitsui & Co. Ltd. may be deemed to be the beneficial owner of the shares of Common Stock held by Mitsui & Co. Venture Partners, Inc., Mitsui & Co. (U.S.A.), Inc., and MCVP Holding, Inc. Mitsui & Co. Ltd. disclaims beneficial ownership with respect to any shares directly owned by Mitsui & Co. Venture Partners, Inc., Mitsui & Co. (U.S.A.), Inc., and MCVP Holding, Inc.